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                                                                   EXHIBIT 15.2



                                August 18, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


We are aware that our report dated July 7, 1997 on our review of interim financial information of WES-TEX Drilling Company for the periods ended March 31, 1997 and 1996 included in Patterson Energy, Inc.'s Current Report on Form 8-K as amended, dated June 12, 1997 is incorporated by reference in Patterson Energy, Inc.'s Registration Statement on Form S-3 (File No. 333-29035). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




                                                /s/  DAVIS, KINARD & CO., P.C.


Abilene, Texas